Combined Financial Statements and Report of Independent Certified Public Accountants Sterling Conveyed Entities December 31, 2021 and 2020

Contents Page Report of Independent Certified Public Accountants 3 Combined Financial Statements Combined statements of financial position 5 Combined statements of operations 6 Combined statements of member’s equity 7 Combined statements of cash flows 8 Notes to combined financial statements 9

GT.COM Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership. Board of Directors Summit Midstream Partners, LP Opinion We have audited the combined financial statements of the Sterling Conveyed Entities (including Sterling Energy Investments LLC, Centennial Water Pipelines LLC and Grasslands Energy Marketing LLC) (collectively, the “Company”), which comprise the combined statements of financial position as of December 31, 2021 and 2020, and the related combined statements of operations, member’s equity, and cash flows for the years then ended, and the related notes to the financial statements. In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for opinion We conducted our audits of the combined financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of management for the financial statements Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error. In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued. REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS GRANT THORNTON LLP 211 N. Robinson, Suite 1200 Oklahoma City, OK 73102 D +1 405 218 2800 F +1 405 218 2801

Auditor’s responsibilities for the audit of the financial statements Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements. In performing an audit in accordance with US GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit. Oklahoma City, Oklahoma February 14, 2023

2021 2020 ASSETS Current assets Cash 3,275$ 5,280$ Accounts receivable, net of allowance for doubtful accounts 8,607 5,235 Inventories 2,657 2,697 Other current assets 584 635 Total current assets 15,123 13,847 Noncurrent assets Property, plant, and equipment 256,982 252,657 Accumulated depreciation (75,278) (63,016) Total property, plant and equipment, net 181,704 189,641 Other intangible assets, net 10,516 11,885 Goodwill 1,484 1,484 Other long-term assets 2 27 Total assets 208,829$ 216,884$ LIABILITIES AND MEMBER'S EQUITY Current liabilities Accounts payable 5,436$ 5,528$ Accrued expenses 3,418 1,508 Short-term liabilities 26 35 Total current liabilities 8,880 7,071 Noncurrent liabilities Long-term debt - 45 Deferred earn out 5,900 5,500 Equity Member's equity 194,049 204,268 Total liabilities and member's equity 208,829$ 216,884$ Sterling Conveyed Entities COMBINED STATEMENTS OF FINANCIAL POSITION December 31, (in thousands) The accompanying notes are an integral part of these combined financial statements. 5

2021 2020 Operating revenues Residue gas sales 32,822$ 16,509$ Natural gas liquid sales 35,731 18,936 Third party product sales 18,208 12,349 Condensate sales 3,643 2,115 Water sales 6,241 5,402 Total operating revenues 96,645 55,311 Operating costs and expenses Natural gas product purchases 59,089 23,895 Water royalties and costs 869 381 Operating and maintenance costs 12,469 11,759 Depreciation / amortization expense 14,006 13,924 Bad debt expense - 350 General and administrative expense 6,010 3,604 Total operating costs and expenses 92,443 53,913 Operating income 4,202 1,398 Other (loss) income (1,173) 210 Interest (expense) income 23 (27) Total other expense (1,150) 183 Net income 3,052$ 1,581$ Sterling Conveyed Entities COMBINED STATEMENTS OF OPERATIONS Years ended December 31, (in thousands) The accompanying notes are an integral part of these combined financial statements. 6

Member's Equity Balance, December 31, 2019 209,437$ Distributions to Parent (SIH) (6,750) Net income 1,581 Balance, December 31, 2020 204,268 Distributions to Parent (SIH) (13,271) Net income 3,052 Balance, December 31, 2021 194,049$ Sterling Conveyed Entities COMBINED STATEMENTS OF MEMBER'S EQUITY (in thousands) Years ended December 31, 2021 and 2020 The accompanying notes are an integral part of these combined financial statements. 7

2021 2020 Operating activities: Net income 3,052$ 1,581$ Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 14,006 13,924 Bad debt expense - 350 (Gain) / loss on deferred earn-out 400 (1,100) (Gain) / loss on sale of assets (25) (67) Changes in operating assets and liabilities: Accounts receivable (3,372) 1,837 Other assets 76 (59) Inventories (131) (20) Accounts payable (92) (3,374) Accrued expenses 1,632 (463) Deferred revenue - (1,114) Net cash provided by operating activities 15,546 11,495 Investing activities: Additions of property, plant, and equipment (4,235) (3,801) Proceeds on sale of assets 10 21 Net cash used in investing activities (4,225) (3,780) Financing activities: Distributions to Parent (SIH) (13,271) (6,750) Installment purchases/(repayment) (55) (53) Net cash used in financing activities (13,326) (6,803) Net (decrease) increase in cash and cash equivalents (2,005) 912 Cash and cash equivalents at beginning of year 5,280 4,368 Cash and cash equivalents at end of year 3,275$ 5,280$ Supplemental disclosures of operating and investing activities Non-cash transactions Equipment inventory 171$ (387)$ Accrued liabilities 277 (422) Sterling Conveyed Entities COMBINED STATEMENTS OF CASH FLOWS Years ended December 31, (in thousands) The accompanying notes are an integral part of these combined financial statements. 8

Sterling Conveyed Entities NOTES TO COMBINED FINANCIAL STATEMENTS December 31, 2021 and 2020 (All dollar amounts in thousands unless otherwise noted) 9 NOTE 1 - ORGANIZATION AND NATURE OF ACTIVITIES The combined financial statements include the financial position and operations of Sterling Energy Investments LLC (SEI), Centennial Water Pipelines LLC (CWP) and Grasslands Energy Marketing LLC (GEM) (together, the Company) on a combined basis. Each of these entities, SEI, CWP and GEM, are wholly-owned subsidiaries of Sterling Investment Holdings LLC (SIH). SEI, a Colorado corporation, was formed by SIH in 2011. CWP and GEM are both Delaware LLCs and were formed in 2013. SEI provides natural gas gathering and processing infrastructure and related services through its gathering system, the Centennial System, serving oil and gas production companies in the Denver-Julesburg (DJ)/Niobrara basin in northeast Colorado. CWP supplies and provides transportation of fresh water to oil and gas production companies in the DJ/Niobrara basin through its Centennial Water System. GEM provides natural gas liquids (NGLs) transportation and marketing services on behalf of SEI and oil and gas production companies in the DJ/Niobrara basin. NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of presentation The combined financial statements referred to above contain the financial position of the Company as of December 31, 2021 and 2020, and the results of its combined operations and cash flows for the years ended December 31, 2021 and 2020. The combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). All intercompany transactions and balances associated with these combined entities are eliminated in these financial statements. The combined financial statements include specifically identified general and administrative costs incurred by the Company, which management believes are appropriate to include to reflect the Company’s cost of doing business under SIH’s ownership. Use of estimates Preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Management uses historical and other pertinent information to determine these estimates. Actual results could differ from those estimates. Cash and cash equivalents The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash either on deposit in various financial institutions, where deposits may exceed federally insured amounts at times, or in highly rated money market deposit accounts with daily liquidity. Money market deposits consist of short-term securities, such as Treasury bills, certificates of deposit, and commercial paper. Money market deposit accounts are insured by the Federal Deposit Insurance Corporation, up to statutory limits on a per entity, per bank basis. The Company’s cash balances exceeded the insured limit by $2,667 and $4,530 at December 31, 2021 and 2020, respectively. Any cash or cash equivalent that is restricted in its use is classified as restricted cash. Cash and cash equivalents are financial instruments that potentially subject the Company to a concentration of credit risk. The Company places its cash and cash equivalents with high credit quality financial institutions.

Sterling Conveyed Entities NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 (All dollar amounts in thousands unless otherwise noted) 10 Accounts receivable Accounts receivable are also financial instruments that potentially subject the Company to a concentration of credit risk. Accounts receivable are presented on the combined balance sheet net of estimated uncollectible amounts. The Company records an allowance for doubtful accounts in an amount approximating potential anticipated losses, if any, arising from such uncollectible amounts. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. The Company recorded bad debt expense of $0 and $350 as of December 31, 2021 and 2020, respectively. Inventories The components of inventories include the following as of December 31: 2021 2020 Residue gas and liquids $ 278 $ 146 Equipment 2,379 2,551 Total inventories $ 2,657 $ 2,697 Inventories, which are comprised of NGLs and condensate held in storage tanks (collectively, liquids) and residue gas for processing and sales commitments, and equipment anticipated to be utilized in the construction of future capital projects, are carried at the lower of weighted-average cost (for residue gas and liquids), cost (for equipment), or market, on a first-in, first-out basis. Other current assets Other current assets are comprised primarily of insurance premiums paid prior to the period for which such premiums attribute insurance coverage to certain assets or personnel, and subscriptions paid annually and amortized monthly. The prepaid insurance premiums and prepaid subscriptions expenses become expenses as they are applied to current periods and expire. Property, plant, and equipment Capitalization, depreciation, and disposals Property, plant, and equipment are reported at historical cost net of accumulated depreciation. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that are considered to extend the life of the asset are capitalized. Plant and pipeline assets are currently being depreciated on a straight-line basis over 20 years, which represents management’s estimate of their useful lives. Construction work in process consists of capital assets purchased by the Company that have not yet been placed into service, and thus have not commenced their useful lives. As of December 31, 2020, the majority of the Company’s construction work-in-process assets consisted of gas processing facilities under construction in northeastern Colorado, which were placed into service in 2021. As of December 31, 2021, the majority of the Company’s construction work-in-process assets consisted of gas processing facilities under construction in northeastern Colorado, expected to be placed into service in 2022 (see Note 3).

Sterling Conveyed Entities NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 (All dollar amounts in thousands unless otherwise noted) 11 When assets are placed into service, the Company makes estimates with respect to useful lives (and salvage values where appropriate) that the Company believes are reasonable. However, subsequent events could cause the Company to change its estimates, thus affecting the future calculation of depreciation and amortization expense. Rights-of-way are generally owned in perpetuity from the date of acquisition to a date triggered by an event such as abandonment of the pipeline. For any rights-of-way that expire, costs incurred to renew or extend the terms of the rights-of-way are capitalized. The Company amortizes the fair value assigned to each right- of-way agreement over the shorter of the term of the agreement for those agreements with specific dates or 40 years. The useful lives for the various types of property, plant, equipment, and right-of-way are as follows: Estimated Useful Lives Rights-of-way 38 years Buildings 38 years Water tanks 19 years Pipeline 21 years Plant facilities 20 years Water wells 18 years Pumping stations 8 years Vehicles, equipment and tools 5 years Furniture and fixtures 5 years Computers and software 4 years Leasehold improvements are depreciated over their estimated useful life or the life of the lease, whichever is shorter. Impairments Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If indicators of impairment to such long-lived assets are present, management performs recoverability testing by identifying asset groups, which represent the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities, and comparing the carrying amounts of these asset groups to the sum of the estimated undiscounted future cash flows attributable to them. If the carrying amounts exceed the sum of the undiscounted future cash flows, these asset groups are reduced to fair market value. Fair market value is calculated by summing the future discounted cash flows attributable to these asset groups, using a discount rate management deems to be appropriate. For the years ended December 31, 2021 and 2020, the Company’s management identified two asset groups - the SEI Gathering System, inclusive of its natural gas gathering system and processing facilities; and the CWP freshwater transportation pipeline and pumps. For the year ended December 31, 2021 and 2020, no triggering events were present that required the Company’s management to evaluate future undiscounted cash flows. Upon such evaluation of future undiscounted cash flows, the Company’s management determined that no long-lived assets should be impaired. As a result of such evaluations, the Company recognized no impairment charges for the year ended December 31, 2021 or 2020.

Sterling Conveyed Entities NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 (All dollar amounts in thousands unless otherwise noted) 12 Goodwill and intangible assets Goodwill is recorded when the purchase price of a business exceeds the fair value of the tangible and separately measurable intangible net assets. Goodwill is evaluated for impairment on an annual basis or when events or circumstances occur, indicating that goodwill might be impaired. The Company had three distinct operating segments in existence in through December 31 of 2021 and in 2020. All of these operating segments - SEI, GEM, and CWP - have their own discrete financial information, and therefore are deemed distinct reporting units for the purposes of evaluating goodwill impairment. Per the guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350-20, at least annually, the Company evaluates whether it is more likely than not that its fair value is less than its carrying amount by assessing relevant macroeconomic, industry and entity-specific events and circumstances. Such assessment is performed by seeking to identify the presence of events and outcomes including those that result in significant decreases, or expectation for significant decreases, in entity market value, cash flows, long-lived asset condition and useful lives and regulatory compliance (Triggering Events). If the Company were to identify a Triggering Event in its assessment, it would then compare the carrying amount of its reporting unit (including goodwill) to the fair value in order to further determine the need, if any, for goodwill impairment. As SEI is the only reporting unit of the three that has recorded goodwill on its balance sheet, it is the only reporting unit that required analysis for goodwill impairment. No triggering events for SEI were noted as of December 31, 2021 or 2020 and thus no impairment recorded in either period. Other intangible assets include customer relationships, customer contracts, water rights and noncompete agreements. Definite life intangible assets are being amortized on a straight-line basis over their estimated useful lives, which range from 5 to 20 years. Additionally, intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If indicators of impairment to such intangible assets are present, management performs recoverability testing by identifying asset groups, which represent the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities, and comparing the carrying amounts of these asset groups to the sum of the estimated undiscounted future cash flows attributable to them. If the carrying amounts exceed the sum of the undiscounted future cash flows, these assets are reduced to fair market value. Fair market value is calculated by summing the future discounted cash flows attributable to these assets, using a discount rate management deems to be appropriate. For the year ended December 31, 2021, and 2020, no triggering events were present that required the Company’s management to evaluate future undiscounted cash flows. Upon such evaluation of future undiscounted cash flows, the Company’s management determined that no long-lived assets should be impaired. As a result of such evaluations, the Company recognized no impairment charges for the year ended December 31, 2021 or 2020. Accrued expenses Accrued liabilities are comprised primarily of property taxes which are paid in the first quarter following the year in which the taxes apply, and capital assets which have been delivered and will be paid for in the month following delivery. The following table provides additional information about the Company’s accrued liabilities as of December 31: 2021 2020 Accrued property taxes $ 1,080 $ 1,162 Accrued capital expenditures 366 89 Other accruals 1,972 257 Total accrued liabilities $ 3,418 $ 1,508

Sterling Conveyed Entities NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 (All dollar amounts in thousands unless otherwise noted) 13 Revenue recognition The Company gathers raw natural gas (saturated gas) from certain oil and gas production companies and processes the majority of this saturated gas and then sells its byproducts - residue gas, NGLs and condensate - to certain marketing companies. The Company also transports certain customers’ NGLs, crude oil and condensate for delivery and sale to certain marketing companies. As well, the Company occasionally sells saturated gas to another gas processing company. For each of these types of agreements, the Company’s performance obligations are satisfied as the products are delivered and control is transferred to the customer. Further, the Company charges gathering, transportation, marketing and other fees to the oil and gas production companies from whom it gathers saturated gas. These fees are recorded as reductions to the Company’s cost of sales upon the completion of such services. The Company gathers and processes saturated gas from one oil and gas production company under the terms of an agreement that requires such company to supply a minimum monthly volume of saturated gas. When this minimum volume commitment is not met, the Company charges a minimum volume commitment fee that corresponds to the volumetric shortfall and applicable monthly residue gas and NGL prices. Such minimum volume commitment fees resulted in reductions to the Company’s cost of sales of $7,249 and $4,396 for 2021 and 2020, respectively. Finally, the Company sells and transports fresh water through pipelines to certain oil and gas production companies. For these arrangements, the Company’s performance obligation is satisfied as the product is delivered and control is transferred to the customer. Payment terms and conditions in the contracts that govern the Company’s sales generally do not exceed 30 days and do not include a financing component. The Company considers shipping and handling performed by itself or by its contracted third parties as fulfillment activities. The Company is generally not obligated to collect taxes on certain revenue transactions to be remitted to governmental authorities. Should such taxes, which may include sales, use, value-added and some excise taxes be collected on revenue transactions, these taxes are not included in the transaction price and are, therefore, excluded from revenues. With respect to residue gas, certain marketing companies pay the Company a predetermined set price multiplied by a volume of residue gas that is delivered into residue gas transportation pipelines from the tailgates of the Company’s plants. With respect to NGLs and condensate, certain marketing companies pay the Company for a predetermined percentage of proceeds, less transportation and fractionation fees, for NGLs and condensate that are either delivered into an NGL transportation pipeline or trucked away from the tailgates of the Company’s plants. With respect to saturated gas, a certain natural gas processing company pays the Company a predetermined percentage of proceeds that the processing company receives from marketing companies for its sales of the Company’s pro rata portion of residue gas and NGLs in the same period that the residue gas and NGLs are sold. Certain sale, purchase, and transportation contracts provide for the pricing of residue gas, NGLs, condensate and saturated gas to vary depending on the price of the Colorado Interstate Gas Pipeline Index (CIG) and the Cheyenne Hub, or NGL and condensate prices at Conway, Kansas (the Conway Index) or oil prices at the New York Mercantile Exchange (NYMEX) West Texas Intermediate (WTI) Index. These variable pricing features are considered to be embedded derivatives; however, they have not been separated and recorded at fair value on the basis that all the criteria necessary for bifurcation have not been met. With respect to fresh water sales, the Company is paid by certain oil and gas production companies at a predetermined set rate multiplied by the volume of fresh water sold from its water wells to these certain oil and gas production companies’ designated delivery points. Historically, one of the Company’s contracts with an oil and gas production company required a minimum volume of fresh water to be sold by the

Sterling Conveyed Entities NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 (All dollar amounts in thousands unless otherwise noted) 14 Company, or the sale of such minimum volumes were to have been paid to the Company by this oil and gas production company. Any payment received by the Company for volumes in excess of water delivered was recorded as deferred revenue and was recognized upon delivery during any contractually driven make- up period, which was the life of the contract when not explicitly stated. With respect to fresh water transportation, the Company is paid by certain oil and gas production companies at a predetermined set rate multiplied by the volume of fresh water transported from a third-party provider of water to these certain oil and gas production companies’ designated delivery points. With respect to gathering, transportation, marketing and other fees, the Company is paid by certain oil and gas production companies to charge to those production companies at a set rate multiplied by the volume of gas or liquid products for which the respective gathering, transportation, marketing or other services are applied. The Company entered into one contract to sell fresh water to a certain oil and gas production company in 2019, whereby the oil and gas production company paid the Company in advance of the delivery of such water sales. Accordingly, the Company recognized this payment in excess of revenue as a contract liability and recorded it as a deferred revenue on its combined statement of financial position and subsequently recognized only the portion of such payment that was associated with the volume of water delivered to the oil and gas production company as revenue. During 2020, the Company incurred no deferred revenue and recognized $1,114 of revenue associated with this contract. As of December 31, 2021 and 2020, the Company had $0 of deferred revenue associated with this contract remaining Capitalized general and administrative expenses All material costs of designing, acquiring, installing and improving plant, property and equipment are capitalized. General and administrative expenses, which consist primarily of salaries, benefits, office expenses and professional service fees, are capitalized in proportion to the extent that general and administrative personnel costs are directly associated with the design, acquisition, installation and improvement of such capital assets. Income taxes SEI, CWP and GEM are treated as partnerships and, therefore, are not subject to federal or state income taxes. Accordingly, no recognition has been given to federal or state taxes in the Company’s combined financial statements and no deferred income tax asset or liability provision has been made in the Company’s combined financial statements. There are no uncertain tax positions that were material to the Company’s results of operations or financial position. Comprehensive income (loss) Comprehensive income (loss) is defined as all changes in member’s equity, exclusive of transactions with members. All comprehensive income (loss) relates to net income (loss) for the periods presented. Fair value measurements Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. Fair value is a market-based measurement that is determined based on inputs, which refer broadly to assumptions that market participants’ use in pricing assets or liabilities. These inputs can be readily observable, market-corroborated, or generally observable. The Company has made certain assumptions it believes market participants would use in pricing assets or liabilities, including assumptions about risk, and the risks inherent in the inputs to valuation techniques.

Sterling Conveyed Entities NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 (All dollar amounts in thousands unless otherwise noted) 15 Credit risk of the Company and its counterparties is incorporated in the valuation of assets and liabilities through the use of credit reserves, the impact of which was immaterial at December 31, 2021 and 2020. Management of the Company believes it uses valuation techniques that maximize the use of observable market-based inputs and minimize the use of unobservable inputs. A fair value hierarchy has been established that prioritizes the inputs to valuation techniques used to measure fair value in three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. All assets and liabilities are required to be classified in their entirety based on the lowest level of input that is significant to the fair value measurement in its entirety. Assessing the significance of a particular input may require judgment considering factors specific to the asset or liability, and may affect the valuation. The Company classifies fair value balances based on the fair value hierarchy defined as follows: Level 1 - Consists of unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access as of the reporting date; Level 2 - Consists of inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data; and Level 3 - Consists of unobservable inputs for assets or liabilities whose fair value is estimated based on internally developed models or methodologies using inputs that are generally less readily observable and supported by little, if any, market activity at the measurement date. Unobservable inputs are developed based on the best available information and are subject to cost benefit constraints. The carrying amounts of the Company’s financial instruments, including cash, short-term investments, and trade accounts receivable and payable, approximate their fair values due to the short-term nature of these instruments as of December 31, 2021 and 2020. The carrying amount of the Company’s short-term debt approximates its fair value due to the fact that such debt is comprised of a series of draws that individually are for periods of less than one year, but can be refinanced with other renewals or extensions (See Note 7). Due to the observable short-term time elements and low interest rates associated with cash, cash equivalents, accounts receivable and draws on the long-term debt, all such financial instruments’ measurements are classified with Level 2 inputs. As discussed in Note 7, Commitments and Contingencies, the Company has recorded a Deferred earn-out liability, which is remeasured each period. As of December 31, 2021 and December 31, 2020 the estimated fair value of such liability was $5,900 and $5,500, respectively. The fair value is estimated using discounted cash flow techniques based on estimated future fresh water deliveries and appropriate discount rates. Given the unobservable nature of the inputs, the fair value measurement of the Deferred earn-out is deemed to use Level 3 inputs. The Company recognized a reduction of the earn-out liability of $400 for the year ended December 31, 2021 by making obligatory payments resulting from the earn-out obligation. The Company recognized an increase in the earn-out liability of $1,100 for the year ended December 31, 2020. COVID-19 On March 11, 2020, the World Health Organization declared the outbreak of an infectious respiratory disease caused by a new coronavirus, known as COVID-19 (“COVID”). In response, most U.S. states have implemented measures to combat the outbreak of COVID and such responses have impacted operations

Sterling Conveyed Entities NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 (All dollar amounts in thousands unless otherwise noted) 16 of U.S. businesses. As of the date of the issuance of the Company’s December 31, 2020 combined financial statements, the Company’s operations have been impacted by COVID and the Company continues to monitor the situation, but no impairments to the Company’s accounts were recorded, as no triggering events or material changes in operational circumstances resulting from COVID had occurred. However, due to uncertainty surrounding COVID, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition could be impacted by COVID, the extent of the impact cannot be reasonably estimated at this time. NOTE 3 - PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment consist of the following at December 31: 2021 2020 Plant facilities and buildings $ 156,763 $ 154,587 Pipeline 76,082 74,850 Rights-of-way 8,529 8,529 Water wells 6,029 6,029 Vehicles, equipment and tools 2,640 2,544 Pumping stations 1,143 1,143 Computers and software 492 615 Water tanks 569 569 Leasehold improvements 284 284 Land 262 262 Furniture and fixtures 46 111 Construction work in process 4,143 3,134 Total property, plant and equipment 256,982 252,657 Less accumulated depreciation (75,278) (63,016) Net property, plant and equipment, net $ 181,704 $ 189,641 Depreciation expense for the years ended December 31, 2021 and 2020 was $12,636 and $12,448, respectively.

Sterling Conveyed Entities

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021 and 2020
(All dollar amounts in thousands unless otherwise noted)

NOTE 4 - GOODWILL AND OTHER INTANGIBLE ASSETS

As of December 31, 2021 and 2020, the Company had goodwill of $1,484 recorded within the SEI reporting unit. As discussed above in Note 2, the Company's goodwill is evaluated for impairment annually at year-end or when events or circumstances occur, indicating that goodwill might be impaired. In performing the goodwill impairment analysis, the Company assessed relevant macroeconomic, industry and entity-specific events and circumstances, seeking to identify the presence of Triggering Events and determined that no Triggering Events existed as of December 31, 2021 and 2020.

Other intangible assets consisted of the following at:

	2021	2020
Water rights	$ 8,436	$ 8,436
Noncompete agreement (5 year lives)	5,610	5,610
Customer relationship (5 - 20 year lives)	4,485	4,485
Customer contracts (1 - 20 year lives)	1,495	1,495
Total other intangible assets	20,026	20,026
Less accumulated amortization	(9,510)	(8,141)
Other intangible assets, net	10,516	11,885
Net Intangible assets	$ 11,407	$ 12,924

Amortization expense for the years ended December 31, 2021 and 2020 was $1,369 and $1,476, respectively. Estimated future amortization expense related to intangible assets held as of December 31, 2021, is as follows:

Years ending December 31,	
2022	$ 217
2023	217
2024	217
2025	217
2026	217
Thereafter	995

NOTE 5 - EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) Savings Plan (the Plan). The Plan is a defined contribution plan in which all eligible salaried and hourly employees may participate. Under the Plan, the Company matches 100% of all participants' contributions up to 6% of their respective annual compensation. For the years ended December 31, 2021 and 2020, the Company's matching contributions to the Plan were $360 and $265, respectively.

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Sterling Conveyed Entities NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 (All dollar amounts in thousands unless otherwise noted) 18 NOTE 6 - MAJOR CUSTOMERS During the year ended December 31, 2021, five customers comprised approximately 97% of the Company’s revenues (two customer comprised approximately 42% and 32%, respectively, of the Company’s revenues). During the year ended December 31, 2020, four customers comprised approximately 96% of the Company’s revenues (two customer comprised approximately 53% and 28%, respectively, of the Company’s revenues). The Company’s customers produce crude oil and transport and market processed natural gas, NGLs, and condensate which is gathered and processed by the Company from the Denver- Julesburg (DJ) basin, which encompasses the Niobrara shale formation in northeast Colorado. NOTE 7 - COMMITMENTS AND CONTINGENCIES The Company had one $1,500 letter of credit (LOC) posted on its behalf by SIH to support operations as of December 31, 2021, and one $1,000 LOC posted on its behalf by SIH to support operations as of December 31, 2020. The $1,000 LOC expired March 31, 2021. For the years ended December 31, 2021 and 2020, these LOCs had not been drawn upon. In 2016, the Company acquired certain assets to enable CWP to supply fresh water to oil and gas production companies through its Centennial Water System. Terms and conditions of this acquisition require the Company to pay the entity from which it acquired such assets (the “Seller”) a percentage of future revenues derived from the supply of fresh water to oil and gas production companies. As of December 31, 2021 and 2020, the fair market value of the Company’s obligation (the “Deferred earn-out”) to the Seller was $5,900 and $5,500, respectively. The term of Deferred earn-out is finite and contingent upon the amount of fresh water supply revenue earned by the Company in future years. Prior to and during 2021 and 2020, the Company entered into multiple non-cancelable operating leases of compression equipment, gas processing equipment, gas treating equipment, office printing and copying equipment for which payment obligations exist through 2026. Also, in 2012, the Company entered into a non-cancelable operating lease of office space for which payment obligations existed through 2018. This lease was amended in 2014 to increase the amount of leased office space and the corresponding payments but it did not extend the term of the payment obligations. This lease for operating space was amended and extended in 2018 and again in 2021 and such amendment imposed the Company with payment obligations through September 24, 2021. Also, in 2021, the Company entered into a non-cancelable operating sublease of office space for which payment obligations exist through June 30, 2022. Additionally, in 2017, the Company entered into a non-cancelable firm transportation agreement for takeaway capacity of its processed residue gas for which payment obligations existed through October 31, 2018. In September of 2018, this agreement was extended, thereby obligating the Company to make payments through October 31, 2020. Lease expense was $2,414 and $2,897 for 2021 and 2020, respectively. The office lease commitment expired on September 24, 2021. The office sublease commitment expires on June 30, 2022. Remaining terms for equipment leases range from six months to five years. From time to time, the Company has been and may be involved in legal proceedings arising from the normal course of its business. The Company is not aware of any pending or threatened litigation against the Company that it believes could have a material adverse effect on its business, operating results, financial condition or cash flows.

Sterling Conveyed Entities NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 (All dollar amounts in thousands unless otherwise noted) 19 The table below summarizes the Company’s future payment commitments under noncancelable operating and leases and firm transportation agreements as of December 31, 2021: Years ending December 31, 2022 $ 1,127 2023 789 2024 709 2025 709 2026 177 Thereafter - Total $ 3,511 NOTE 8 - RELATED-PARTY TRANSACTIONS The Company had no related-party transactions in 2021 or 2020. NOTE 9 - SUBSEQUENT EVENTS The Company evaluated its December 31, 2021 combined financial statements for subsequent events through February 14, 2023, which represents the date that the combined financial statements were available to be issued. On December 1, 2022, SIH sold 100% of its interest in each of the Conveyed Entities (SEI, CWP and GEM) of the Company to Summit Midstream Partners, LP (NYSE: SMLP). No subsequent events have occurred that, except as previously disclosed, would require recognition or disclosure in the combined financial statements or the notes thereto.